Exhibit 1.1

JD.COM, INC.

Class A Ordinary Shares

(par value US$0.00002 per share)

International Underwriting Agreement

June 11, 2020

Merrill Lynch (Asia Pacific) Limited (“ML”)

Level 55, Cheung Kong Center

2 Queen’s Road Central

Central

Hong Kong

UBS AG Hong Kong Branch1 (“UBS”)

52/F, Two International Finance Center, 8 Finance Street

Central

Hong Kong

CLSA Limited (“CLSA”)

18/F, One Pacific Place

88 Queensway

Hong Kong

As the Joint Representatives of the several International Underwriters named in Schedule I-A hereto

Merrill Lynch Far East Limited (“MLFE”)

55/F, Cheung Kong Center

2 Queen’s Road Central

Central

Hong Kong

UBS Securities Hong Kong Limited (“UBS Securities”)

52/F, Two International Finance Centre, 8 Finance Street

Central

Hong Kong

CLSA Capital Markets Limited (“CLSA CM”)

18/F, One Pacific Place, 88 Queensway

Hong Kong

As the Joint Sponsors (as defined herein)

[1]	UBS AG is incorporated in Switzerland with limited liability.

Ladies and Gentlemen:

JD.com, Inc., an exempted company limited by shares under the laws of the Cayman Islands (the “Company”), proposes to issue and sell, subject to the terms and conditions stated in this International Underwriting Agreement (this “Agreement” or “International Underwriting Agreement”), to the several International Underwriters named in Schedule I-A hereto (the “International Underwriters”) or to the purchasers procured by the International Underwriters, Class A ordinary shares of US$0.00002 par value per share to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the “Shares”). The Company proposes to initially issue and sell to the International Underwriters or to the purchasers procured by the International Underwriters an aggregate of 126,350,000 Shares (the “Firm Shares”). In addition, the Company proposes to grant to the International Underwriters the option to purchase from the Company up to 19,950,000 additional Shares (the “Option Shares”). The Firm Shares and the Option Shares are herein referred to collectively as the “International Offer Shares.” The offering and sale of the International Offer Shares under this Agreement is herein referred to as the “International Offering.”

It is understood by all of the parties hereto that the Company and certain other parties have entered into an agreement, dated June 5, 2020 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in Hong Kong of initially 6,650,000 Shares (subject to adjustment, the “Hong Kong Offer Shares”) through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”).

The International Offer Shares and the Hong Kong Offer Shares (together, the “Offer Shares”) are being offered at an identical price of HK$[●] per Share (the “Offer Price”), which is exclusive of the brokerage fee per Share of 1.0% of the Offer Price (the “Brokerage”), a trading fee per Share of 0.005% of the Offer Price (the “Trading Fee”) imposed by The Stock Exchange of Hong Kong Limited (the “SEHK”) and a transaction levy per Share of 0.0027% of the Offer Price (the “Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”), in each case, payable by the purchasers of the International Offer Shares or the Hong Kong Offer Shares, as applicable. The Brokerage with respect to the International Offer Shares shall be allocated and paid by the Settlement Agent (as defined below) to the International Underwriters in the same proportions, as nearly as maybe practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-A hereto. The Trading Fee and the Transaction Levy are also payable by the Company with respect to the International Offer Shares or the Hong Kong Offer Shares, as applicable. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

A prospectus dated June 8, 2020 (the “Hong Kong Prospectus”) has been prepared and used in connection with an offer by the Company for subscription of the Hong Kong Offer Shares in Hong Kong (the “Hong Kong Public Offering”). The Company has made an application for listing the Shares on the Main Board of the SEHK, and MLFE, UBS Securities and CLSA CM are acting as the joint sponsors of the Company’s application for listing (the “Joint Sponsors”).

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”) on Form F-3 (File No. 333-238952) relating to the registration of the Shares. Such registration statement, at the time it becomes effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including the exhibits and any schedules thereto, the documents incorporated or deemed to be incorporated by reference therein and the documents otherwise deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is referred to herein as the “Registration Statement;” the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus;” any preliminary form of the prospectus (including the Basic Prospectus and any preliminary prospectus supplement) relating to the Offer Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus;” the Basic Prospectus, as amended and supplemented immediately prior to the Time of Sale (as defined below), is hereinafter called the “Pricing Prospectus;” the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) and in accordance with Section 6(a) hereof is hereinafter called the “Prospectus;” any reference herein to the Basic Prospectus, any Preliminary Prospectus, the Disclosure Package (as defined below) or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; and any reference to “amend” or “amendment” or “supplement” to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include documents subsequently filed or furnished by the Company under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein (which in the case of any report on Form 6-K shall be expressly indicated it is being incorporated by reference). Any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offer Shares is hereinafter called an “Issuer Free Writing Prospectus.” The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents and information set forth in Schedule II to this Agreement, all considered together, are herein referred to collectively as the “Disclosure Package.” As used herein, the “Time of Sale” means the time when sales of the International Offer Shares were first made, which for purposes of this Agreement is [•] [a.m.]/[p.m.] [Hong Kong] time on the date of this Agreement.

ML, UBS and CLSA shall act as the joint representatives of the International Underwriters for the International Offering (collectively, the “Joint Representatives,” and each, a “Joint Representative”). ML, UBS, CLSA, BOCI Asia Limited, CCB International Capital Limited, China Renaissance Securities (Hong Kong) Limited, ICBC International Capital Limited (with respect to the International Offering only), and Jefferies Hong Kong Limited shall act as the joint global coordinators for the International Offering and the Hong Kong Public Offering (collectively, the “Joint Global Coordinators,” and each, a “Joint Global Coordinator”). ML, UBS, CLSA, BOCI Asia Limited, CCB International Capital Limited, China Renaissance Securities (Hong Kong) Limited, ICBC International Capital Limited, Jefferies Hong Kong Limited, ABCI Capital Limited, BOCOM International Securities Limited, CMB International Capital Limited, Guotai Junan Securities (Hong Kong) Limited, Haitong International Securities Company Limited, Huatai Financial Holdings (Hong Kong) Limited, Mizuho Securities Asia Limited and Nomura International (Hong Kong) Limited shall act as the joint bookrunners for the International Offering and the Hong Kong Public Offering (collectively, the “Joint Bookrunners,” and each, a “Joint Bookrunner”) and ML, UBS, CLSA, BOCI Asia Limited, CCB International Capital Limited, China Renaissance Securities (Hong Kong) Limited, Jefferies Hong Kong Limited, ABCI Securities Company Limited, BOCOM International Securities Limited, CMB International Capital Limited, Guotai Junan Securities (Hong Kong) Limited, Haitong International Securities Company Limited, Huatai Financial Holdings (Hong Kong) Limited, ICBC International Securities Limited, Mizuho Securities Asia Limited and Nomura International (Hong Kong) Limited shall act as the joint lead managers for the International Offering and the Hong Kong Public Offering (collectively, the “Joint Lead Managers,” and each, a “Joint Lead Manager”). The International Underwriters hereunder and the Hong Kong Underwriters are simultaneously entering into an agreement between the International Underwriters and the Hong Kong Underwriters (the “Intersyndicate Agreement”), which provides, among other things, that the Joint Representatives shall have the right, after consultation with the Company, to allocate Offer Shares between the International Offering and the Hong Kong Public Offering. The Company hereby acknowledges the appointment of the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners and the Joint Lead Managers by the International Underwriters and the Hong Kong Underwriters.

Except as the context may otherwise require, the Hong Kong Underwriters and the International Underwriters are referred to herein collectively as the “Underwriters;” this Agreement and the Hong Kong Underwriting Agreement are referred to herein collectively as the “Underwriting Agreements;” and the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Global Offering.”

Reference is made to a Stock Borrowing Agreement (the “Stock Borrowing Agreement”), dated on or around the date hereof, between Huang River Investment Limited (the “Lender”) and Merrill Lynch International (the “Borrower”), an affiliate of the Stabilizing Manager (as defined below), pursuant to which the Lender has agreed to lend to the Borrower an aggregate of up to 19,950,000 Shares during the term of Stock Borrowing Agreement to facilitate the settlement of over-allocations.

Capitalized terms used and not otherwise defined herein (including in the Schedules hereto) shall have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein,” “hereof,” “hereto,” “hereunder,” “hereby,” “hereinafter” and similar terms, as used in this Agreement shall, in each case refer to this Agreement as a whole and not to any particular section, subsection, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein is not exclusive. The term “business day,” as used herein shall mean a day (other than Saturday or Sunday) on which banking institutions in the PRC, Hong Kong and New York are all open generally for normal banking business.

As used herein, “Affiliate” has the meaning as defined in Rule 501(b) under the Securities Act; “Governmental Entity” means any administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational; “Group Entities” refers to the subsidiaries and consolidated affiliated entities of the Company in Schedule IV hereto; “Laws” means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including, without limitation, any common law or case law), statutes, ordinances, legal codes, regulations or rules (including, without limitation, any and all regulations, rules, orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any Governmental Entity); “Taxes” or “Taxation” means all forms of taxation whenever created, imposed or arising and whether of Hong Kong, the US or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal authorities whether of Hong Kong, the US or of any other part of the world, whether by way of actual assessment, loss of allowance, withholding, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation; “Sanctions Laws and Regulations” means (i) any sanctions related to or administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (including, without limitation, the designation as a “specially designated national or blocked person” thereunder), the U.S. Department of State, the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) (including, without limitation, designation on the BIS “Entity List” or “Denied Persons List”), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, Switzerland, or any orders or licenses publicly issued under the authority of any of the foregoing; and “Material Adverse Effect” means any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Group Entities considered as one enterprise, whether or not arising in the ordinary course of business.

In this Agreement, the exercise of any right, duty, power, authority or discretion of the Joint Representatives shall be effective if a simple majority of the Joint Representatives elects to exercise such right, duty, power, authority or discretion, and any such right, duty, power, authority or discretion exercised by the Joint Representatives shall be conclusive and binding on the International Underwriters (including, for the avoidance of doubt, the Joint Sponsors, the other Joint Global Coordinators, the Joint Bookrunners and the Joint Lead Managers).

1.	Sale and Purchase.

(a)

Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several International Underwriters, and each of the International Underwriters, agrees, severally and not jointly or jointly and severally, to procure purchasers for, or failing which, to purchase itself or through its Affiliates from the Company, at the Offer Price, the number of Firm Shares set forth opposite such International Underwriter’s name in Schedule I-A hereto (subject to any reallocation by the Joint Representatives of Offer Shares between International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 8 hereof).

(b)

In addition, the Company hereby grants to the several International Underwriters the option (the “Over-allotment Option”), severally and not jointly, to procure purchasers for, or failing which, purchase themselves or through their respective Affiliates all or a portion of the Option Shares, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the International Underwriters shall have the right, severally and not jointly, to procure purchasers for, or failing which, purchase themselves or through their respective Affiliates, ratably in accordance with the number of Firm Shares to be purchased by each of the International Underwriters (or through its affiliates or the purchasers procured by it), all or a portion of the Option Shares to cover, among other things, over-allocations made in connection with the offering of the Firm Shares, at the Offer Price. The Over-allotment Option may be exercised by the Joint Representatives in their sole and absolute discretion on behalf of the several International Underwriters, by written notice substantially in the form set forth in Exhibit C hereto, to the Company, at any time and from time to time on or before the expiration of the period of 30 calendar days after the last day for the lodging of applications under the Hong Kong Public Offering (the “Option Expiration Date”). Any exercise notice shall specify the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, provided however, that, no such date and time of delivery of the Option Shares shall be earlier than the First Time of Delivery (as defined in Section 2 hereof) nor, unless the Joint Representatives and the Company otherwise agree in writing, earlier than the second, or later than the tenth, business day after delivery of such notice of exercise. Upon any exercise of the Over-allotment Option, the number of Option Shares to be purchased by each International Underwriter shall be the number (subject to such adjustment as the Joint Representatives may determine to avoid fractional shares) which bears the same proportion to the total number of Option Shares being purchased by the several International Underwriters pursuant to such exercise as the number of Firm Shares set forth opposite the name of such International Underwriter in Schedule I-A hereto bears to the total number of Firm Shares, subject to any reallocation by the Joint Representatives of the Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 8 hereof.

(c)

The Joint Representatives, on behalf of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, shall determine the manner and basis of allocation of the International Offer Shares. Upon the authorization by the Joint Representatives of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale. The Company acknowledges and agrees that, the sale of the International Offer Shares by such International Underwriter shall be made by it either as agent of the Company under applicable Laws to procure purchasers for the International Offer Shares (in which case the purchase obligation of such International Underwriter under subsection (a) of this Section 1 shall be reduced pro tanto) or, as principal to purchase itself or through its Affiliates the International Offer Shares, and, accordingly, the Company appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling International Offer Shares as agent of the Company pursuant to this subsection (c) and under applicable Laws will remain obligated to pay to the Company the Offer Price for such International Offer Shares as if such International Underwriters were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

(d)

It is agreed and understood that pursuant to the Intersyndicate Agreement, under the direction of the Joint Representatives, if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents (i) 15 times or more but less than 50 times, (ii) 50 times or more but less than 100 times, or (iii) 100 times or more, of the number of the Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then the Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering, so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 9% (in the case of (i)), 10% (in the case of (ii)) and 12% (in the case of (iii)), respectively, of the total number of Offer Shares initially available under the Global Offering (before any exercise of the Over-allotment Option). In each such case (such reallocated Firm Shares being referred to herein as the “Reallocated Shares”), the number of Firm Shares available under the International Offering will be correspondingly reduced in such manner as the Joint Representatives, in their sole and absolute discretion, deem appropriate and in accordance with the Hong Kong Underwriting Agreement. The Reallocated Shares shall be delivered to investors in the Hong Kong Public Offering specified by the Joint Representatives in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering. An amount equal to the underwriting commissions on the Reallocated Shares shall be withheld by the International Underwriters. For the avoidance of doubt, no Underwriting Commission shall be payable by the Company to the Hong Kong Underwriters on any of such Reallocated Shares. The International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares.

(e)

It is understood and agreed that, pursuant to the Hong Kong Underwriting Agreement and the Intersyndicate Agreement, the Joint Representatives, in consultation with the Company, may (but shall not be obliged to) reallocate all or any of the unsold Hong Kong Offer Shares in the event of an Under-Subscription from the Hong Kong Public Offering to the International Offering (the “Unsold Shares”) to one or more of the International Underwriters in such amounts as the Joint Representatives in their sole and absolute discretion determine, whereupon such International Underwriter will become obligated to purchase, at the Offer Price, the number of Unsold Shares that are reallocated to such International Underwriter; provided, that such International Underwriter shall be entitled to receive an amount equal to the underwriting commissions corresponding to the amount of Unsold Shares reallocated to it to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

(f)

In consideration of the agreement of the Underwriters to purchase or procure purchasers for the Hong Kong Offer Shares and International Offer Shares, the Company agrees to pay to the Joint Representatives (on behalf of the Underwriters) an aggregate gross commission of US$[•] million (the “Underwriting Commission”). The Joint Representatives shall allocate the Underwriting Commission to all Underwriters in the same proportions, as nearly as maybe practicable, as the percentage of Shares set forth opposite the name of the relevant Underwriter in Schedule I-B hereto. In addition, the Company may pay an aggregate discretionary incentive fee of no more than US$[•] million, such fee to be allocated among the Joint Representatives in such proportions as may be determined by the Company in its sole and absolute discretion, and the Company shall notify the Joint Representatives of its decision on the allocation of incentive fee within thirty (30) calendar days after the Listing Date. The incentive fee shall be payable by the Company ten (10) calendar days from the date of such notification.

(g)

In connection with the Global Offering, Merrill Lynch (Asia Pacific) Limited, through its affiliates, is expected to act as stabilizing manager (the “Stabilizing Manager”) and may (but shall not be obliged to, and not as agent of the Company), to the extent permitted by applicable Laws, over-allocate or effect transactions in the market or otherwise (whether in Hong Kong or elsewhere) with a view to stabilizing or maintaining the market price of the Shares at a level higher than that which might otherwise prevail in the open market for a limited period after the commencement of trading in the Shares. The Stabilizing Manager may, in its sole and absolute discretion, appoint any of its Affiliates or any other person(s) to be its agent or agents for the purposes of taking any stabilization action pursuant to this subsection (g). Any such agent or agents shall have the rights and authorities conferred upon the Stabilizing Manager pursuant to this subsection (g). Stabilization action taken pursuant to this subsection (g), if commenced, may be discontinued at any time at the sole and absolute discretion of the Stabilizing Manager. Each of the International Underwriters (other than the Stabilizing Manager) hereby undertakes severally (and not jointly or jointly and severally) to each other party (including the Stabilizing Manager) to this Agreement that it will not take or cause or authorize any person to take, and shall cause its respective Affiliates, agents and/or subsidiaries not to take, directly or indirectly (in the open market or otherwise), any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company. Any liabilities, expenses (including without limitation stock borrowing expenses) and losses arising from stabilization activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be borne by the International Underwriters in the same proportions, as nearly as maybe practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-A hereto. Any profits or gains arising from stabilizing activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be for the respective accounts of the Joint Representatives in accordance with the same proportions as the percentage of Firm Shares set forth opposite the name of the relevant Joint Representative in Schedule I-A hereto. The Company shall not be responsible for any liabilities, expenses and losses and shall not be entitled to any profit arising from stabilizing activities and transactions effected by the Stabilizing Manager.

(h)

Each International Underwriter shall bear the payment of any cost, trading fee, transaction levy chargeable in connection with or tax or any stamp duty arising from any allocation or transfer of shares borrowed under the Stock Borrowing Agreement (as defined below) by the Stabilizing Manager or any International Underwriter to investors under the International Offering. Such payment will be shared in the same proportions, as nearly as maybe practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-A hereto.

(i)

Any expenses incurred in connection with funding amounts payable to the Company at a Time of Delivery (including, for the avoidance of doubt, any intra-day funding costs attributable to clearing bank) shall be borne by each of the International Underwriters in the same proportions, as nearly as maybe practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-A hereto.

2.	Payment and Delivery.

(a)

The Company hereby appoints UBS AG Hong Kong Branch as the settlement agent to the Global Offering (the “Settlement Agent”). The time and date of the delivery and payment as described in subsection (b) of this Section 2 shall be made, with respect to the Firm Shares, at or around 10:30 a.m., Hong Kong time, on June 18, 2020 or such other time and date as the Joint Representatives and the Company may agree upon in writing, and, with respect to the Option Shares as to which the Over-allotment Option has been exercised, at or around 10:30 a.m., Hong Kong time, on the date specified by the Joint Representatives in the written notice given by the Joint Representatives of the International Underwriters’ election to purchase such Option Shares, or such other time and date as the Joint Representatives and the Company may agree upon in writing. Such time and date for delivery of and payment for the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of and payment for the Option Shares, if not the First Time of Delivery, is herein called the “Additional Time of Delivery,” and each such time and date for delivery and payment is herein called a “Time of Delivery.”

(b)

The International Offer Shares to be purchased by purchasers procured by the several International Underwriters or failing which, each International Underwriter hereunder (including any Unsold Shares reallocated to the International Offering to such International Underwriter pursuant to Section 1 hereof) shall be delivered by or on behalf of the Company to the Settlement Agent, in definitive form, and in such authorized denominations and registered in such names as the Settlement Agent may on behalf of such International Underwriter request by at least two business days’ notice to the Company prior to each Time of Delivery, for dispatch or release to the purchasers of such International Offer Shares or, as the case may be, through the facilities of Hong Kong Securities Clearing Company Limited (“HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”) as designated by the Settlement Agent (on behalf of the International Underwriters), against payment by or on behalf of such International Underwriter of the International Offer Shares therefor by wire transfer (same day) in Hong Kong dollars in immediately available funds to such account or accounts designated by the Company prior to such Time of Delivery. The Company will cause the certificates representing the International Offer Shares, as applicable, to be made available for checking with respect thereto at the offices of Computershare Hong Kong Investor Services Limited at least 24 hours prior to each Time of Delivery.

(c)

It is understood and agreed by the parties hereto that no delivery or transfer of International Offer Shares to be purchased and sold hereunder at a Time of Delivery shall be effective until and unless (i) payment therefor has been made pursuant hereto and (ii) each of CCASS and the Company shall have furnished or caused to be furnished to the Joint Representatives, on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Joint Representatives of such delivery or transfer of International Offer Shares.

(d)

Except as otherwise agreed in writing by the Company and the Joint Representatives, at the First Time of Delivery, (A) the Settlement Agent shall be entitled to deduct, on behalf of the Underwriters, from the amounts payable to the Company hereunder at such First Time of Delivery (i) the Underwriting Commission payable to the Underwriters in accordance with Section 1(f) hereof; PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1(e) hereof but excluding any Option Shares), which the Settlement Agent will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, and (B) the Settlement Agent shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1(e) hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Agent shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery.

(e)

At each Additional Time of Delivery, (A) Merrill Lynch (Asia Pacific) Limited shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Additional Time of Delivery the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Option Shares, which Merrill Lynch (Asia Pacific) Limited will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, and (B) Merrill Lynch (Asia Pacific) Limited shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Option Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. Merrill Lynch (Asia Pacific) Limited shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery.

(f)

The deliveries of the documents described in Section 6 hereof shall be made (i) with respect to the Firm Shares, at or prior to the First Time of Delivery, and (ii) with respect to the Option Shares as to which the Over-allotment Option has been exercised, at the Additional Time of Delivery of such Option Shares, in each case at the offices of Clifford Chance, 27th Floor, Jardine House, One Connaught Place, Hong Kong (the “Closing Location”). A meeting will be held at the Closing Location on the business day immediately preceding the relevant Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

3.	Representations and Warranties.

The Company hereby represents and warrants to, and agrees with, each of the Joint Sponsors, Joint Representatives and the International Underwriters the terms as set forth in Schedule III hereto. Each of such representations and warranties is made on the date hereof and deemed to be repeated as of the Time of Sale and at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, unless otherwise specifically set forth herein with reference to the facts and circumstances then subsisting.

Any certificate signed by any officer or director of the Company and delivered to the Joint Sponsors, Joint Representatives and the International Underwriters or any counsel for the International Underwriters in connection with the International Offering shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to each of the Joint Sponsors, Joint Representatives and the International Underwriters.

4.	Covenants of the Company.

(a)	The Company agrees with each of the Joint Sponsors, Joint Representatives and the International Underwriters:

(i)

(A) to pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the First Time of Delivery, (B) to file the Prospectus in a form approved by the International Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Offer Shares or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A or 430B under the Securities Act, and (C) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offer Shares. The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act;

(ii)

to deliver, without charge, (A) to the Joint Representatives and counsel for the International Underwriters, copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (B) to each International Underwriter (i) as many copies of the Preliminary Prospectus as such International Underwriter reasonably requested, and the Company hereby consents to the use of such copies for the purposes permitted by the Securities Act, and (ii) during the Prospectus Delivery Period (as defined below), such number of copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Joint Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offer Shares as a prospectus relating to the Offer Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offer Shares by any International Underwriter or dealer. The copies of the Registration Statement, the Preliminary Prospectus, the Prospectus and any amendments or supplements thereto furnished to the International Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T;

(iii)

during the Prospectus Delivery Period, to furnish to the Joint Representatives a copy of each such proposed Issuer Free Writing Prospectus, amendment or supplement for review reasonably in advance of making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, and not to make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Joint Representatives expressly object in writing;

(iv)

to advise the Joint Representatives promptly, and confirm such advice in writing, during the Prospectus Delivery Period, (A) when any amendment to the Registration Statement has been filed or becomes effective, (B) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (D) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (E) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, (F) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and (G) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offer Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Offer Shares and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof;

(v)

(A) if during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, to immediately notify the International Underwriters thereof and forthwith prepare and, subject to paragraph (iii) above, file with the Commission and, at its own expense, and furnish to the International Underwriters and to such dealers as the Joint Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

(B) if at any time prior to the First Time of Delivery Date (i) any event shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with law, to notify the International Underwriters thereof as promptly as practicable and forthwith prepare and, subject to paragraph (iii) above, file with the Commission (to the extent required) and furnish to the International Underwriters and to such dealers as the Joint Representatives may designate, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Disclosure Package will comply with law;

(vi)

unless with the prior written consent of the Joint Representatives, not to make any offer relating to the Offer Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Joint Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule II hereto and any roadshow material that is a “written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Joint Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Joint Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Joint Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;

(vii)

To timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its shareholders as soon as practicable an earnings statement for the purposes of, and to provide to the Joint Representatives the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act;

(viii)

not to, and cause its Affiliates not to, directly or indirectly, take any action designed to or that constituted or which could reasonably be expected to cause or result in (A) any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offer Shares; or (B) a violation of Regulation M under the Exchange Act;

(ix)

not to, and to cause any of its directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any securities of the Company to facilitate the sale or resale of any security of the Company or otherwise in violation of applicable Laws (including but not limited to the Securities and Futures (Price Stabilizing) Rules); (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or (C) take or omit to take, directly or indirectly, any action which may result in the loss by the Stabilizing Manager of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise; for the avoidance of doubt, the Stabilizing Manager may engage in transactions which stabilize the market price of the Offer Shares to the extent permitted by Laws;

(x)	to apply the net proceeds from the sale of the Offer Shares as described in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds”;

(xi)	to have the Offer Shares approved for listing on the SEHK by the First Time of Delivery;

(xii)

upon reasonable request of any Joint Representative or International Underwriter, to furnish, or cause to be furnished, to such Joint Representative or International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the online offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or otherwise transferred and shall terminate upon completion of the distribution of the Offer Shares;

(xiii)

not to, and to cause other members of the Group or directors, officers, supervisors, managers, employees and Affiliates of the Company and other members of the Group and any person acting on behalf of any of the foregoing persons not to, use, directly or indirectly, any proceeds from the sale of the Offer Shares (A) to fund, directly or indirectly, activities or business with, or for the benefit of, any government, individual or entity that is the subject of any OFAC-administered sanctions or any other sanctions under the Sanctions Laws and Regulations, or (B) in a manner that would result in a violation by any person (including, any person participating in the Global Offering, whether as underwriter, advisor, investor or otherwise) of any applicable Laws, including, without limitation, the Sanctions Laws and Regulations;

(xiv)

for so long as the Offer Shares are outstanding, to file with the SEHK, the SFC and any other relevant authority in Hong Kong and other relevant jurisdictions, if applicable, such relevant reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed because the Offer Shares are outstanding;

(xv)

to indemnify and hold each of the International Underwriters and their respective Affiliates harmless against any documentary, stamp or similar issuance or transfer Taxes and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong, the Cayman Islands or the United States or any other jurisdiction (as applicable) which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in each of the Disclosure Package and the Prospectus and the execution and delivery of this Agreement, and, in particular, to indemnify and hold each of the International Underwriters and their respective Affiliates harmless against the Trading Fee and Transaction Levy, if any, which may be required to be paid in connection with the offer and sale of the Offer Shares and the listing of the Offer Shares on the SEHK (except where such International Underwriters purchase Offer Shares for their investment accounts);

(xvi)

to furnish such information and otherwise to cooperate or take such action as may be required by the Joint Representatives to qualify the Offer Shares for offering and sale under the securities Laws of such jurisdictions as the Joint Representatives may designate and to maintain such qualifications in effect and comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process (except service of process with respect to the offering and sale of the Offer Shares); and to promptly advise the Joint Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(xvii)

subject to any waiver granted by the SEHK, procuring that no core connected person (as defined in the Listing Rules) of the Company will itself (or through a company controlled by it), apply for the International Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules and having obtained confirmation to that effect, and if the Company shall become aware of any application or indication of interest for the International Offer Shares by any core connected person, controlled company or nominee, it shall forthwith notify the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters);

(xviii)

not to, and to cause its Affiliates or persons acting on its or their behalf (other than the International Underwriters and their respective Affiliates) not to, distribute prior to the Time of Delivery any offering material in connection with the offer and sale of the Offer Shares other than the Registration Statement, the Disclosure Package and the Prospectus;

(xix)

to do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein.

(b)

The Company hereby undertakes to each of the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters that, for the period commencing on the Price Determination Date and ending on, and including, the date that is 90 days after the Price Determination Date (the “Lock-Up Period”), or such earlier date that the Joint Representatives (for themselves and on behalf of the Underwriters) consent to in writing, and unless in compliance with the requirements of the Listing Rules, the Company will not, directly or indirectly, take any of the following actions with respect to its Shares, any other class of shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its Shares, any other class of shares or ADSs (the “Lock-Up Securities”):

(i)	offer, sell, issue, pledge, contract to sell or otherwise dispose of Lock-Up Securities;

(ii)	offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities;

(iii)	establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act; or

(iv)

file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in the Prospectus, without the prior written consent of the Joint Representatives, provided, however, that the Company shall be permitted during the Lock-Up Period to:

(i)	issue, pledge or otherwise dispose of Lock-up Securities pursuant to any of the agreements existing as of the date hereof; or

(ii)

sell, or cause to be sold, the Offer Shares to be sold and/or issued hereunder, including, for avoidance of doubt, any Shares to be loaned and sold pursuant to the borrowing arrangement by and between the Lender and the Borrower, which arrangement is intended to facilitate stabilizing activities in connection with the Global Offering; or

(iii)

issue Shares or ADSs or the grant of options to purchase Shares, restricted shares, restricted share units or any other equity-linked rights issuable under the Share Incentive Plan existing on the date of this Agreement, including the effect of one or more bulk issuances of Shares, or ADSs upon deposit of Shares with the Company’s depositary bank, and delivered to the Company’s brokerage accounts existing on the date of this Agreement, in contemplation of future issuance under the Share Incentive Plan existing on the date of this Agreement; or

(iv)	effect any capitalization issue, capital reduction or consolidation or sub-division of the Shares;

(v)	issue securities upon the exercise of an option or a warrant, the vesting of a restricted share unit or the conversion of a security outstanding on the date of this Agreement;

(vi)

issue any securities by the Company in connection with the Company’s acquisition of one or more businesses, assets, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, provided that the recipients of such securities execute a lock-up agreement in favor of the Underwriters containing substantially the same obligations as those set forth in Exhibit E hereto; and

(vii)	repurchase securities pursuant to the share repurchase programs of the Company existing on the date of this Agreement.

5. Covenant of the Company to Pay Costs. The Company covenants and agrees with each of the Joint Representatives, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, to pay or cause to be paid the following expenses incident to the performance of its obligations under this Agreement:

(a)

fees and expenses of PricewaterhouseCoopers Certified Public Accountants, Deloitte Touche Tohmatsu Certified Public Accountants, PricewaterhouseCoopers Zhong Tian LLP and Deloitte Touche Tohmatsu Certified Public Accountants LLP (the “Accountants”);

(b)	fees and expenses of the Hong Kong Share Registrar and the White Form eIPO Service Provider;

(c)

fees and expenses of the Company’s counsels and fees and expenses of Clifford Chance and Hankun Law Offices, as the International Underwriters’ Hong Kong and U.S. counsel and PRC counsel, respectively, to the extent not covered under the Hong Kong Underwriting Agreement;

(d)	fees and expenses of any public relations consultants engaged by the Company;

(e)	fees and expenses of the internal control consultant;

(f)	fees and expenses of any translators engaged by the Company;

(g)	fees and expenses of the Receiving Banks and the Nominee;

(h)

fees and expenses related to the application for listing of the Shares on the Main Board of the SEHK, the registration of any documents with any relevant authority and the qualification of the Offer Shares in any other jurisdiction as referred to in the Prospectus;

(i)	fees and expenses of the financial printer retained for the Global Offering by the Company;

(j)	all advertising costs of the advertisers engaged by the Company in relation to the Global Offering;

(k)	all costs of printing, dispatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

(l)

the Trading Fee and the Transaction Levy payable by the Company, and all stamp duty (if any), capital duty (if any), premium duty (if any) and any other taxes and levies payable, in respect of the creation and issue of the Offer Shares;

(m)	all processing charges and related expenses payable to HKSCC; and

(n)	all CCASS transaction fees payable in connection with the Global Offering.

For the avoidance of doubt, other than the fees and expenses of the International Underwriters’ counsels, the Company will not pay any costs and expenses of the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, including any travel and lodging expenses of the representatives and officers of the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters in the process of and in connection with the Global Offering contemplated by this Agreement and the Hong Kong Underwriting Agreement.

6. Conditions to the Obligations of the International Underwriters. The several obligations of the International Underwriters hereunder are subject to all the respective representations and warranties herein on the part of the Company being true and accurate and not misleading at and as of the First Time of Delivery and, if applicable, each Additional Time of Delivery, to the performance by the Company of all of its obligations and undertakings hereunder and to the following additional conditions precedent; provided, however, that the Joint Representatives may, in their sole and absolute discretion, waive (with or without condition(s) attached) any condition precedent set forth in this Section 6:

(a)

the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; all materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Joint Representatives;

(b)

Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company as to U.S. law, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion and a 10b-5 disclosure letter addressed to the Joint Representatives and the Joint Sponsors and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, in form and substance satisfactory to the Joint Representatives;

(c)

Skadden, Arps, Slate, Meagher & Flom, counsel for the Company as to Hong Kong law, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Sponsors and the Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, in form and substance satisfactory to the Joint Representatives;

(d)

Shihui Partners, counsel for the Company as to PRC law, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, copies of its opinion addressed to the Company and expressly authorizing disclosure of such opinion to the Joint Global Coordinators, the Joint Representatives, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, in form and substance satisfactory to the Joint Representatives;

(e)

Maples and Calder (Hong Kong) LLP, counsel to the Company as to Cayman Islands law, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, copies of its opinion addressed to the Joint Global Coordinators, the Joint Representatives, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, in form and substance satisfactory to the Joint Representatives;

(f)

the Joint Representatives shall have received at each Time of Delivery an opinion and a 10b-5 disclosure letter of Clifford Chance, counsel to the International Underwriters as to U.S. law, dated the applicable Time of Delivery, in form and substance satisfactory to the Joint Representatives;

(g)

the Joint Representatives shall have received at each Time of Delivery an opinion of Clifford Chance, counsel for the International Underwriters as to Hong Kong law, dated the applicable Time of Delivery and in form and substance satisfactory to the Joint Representatives;

(h)

the Joint Representatives shall have received at each Time of Delivery an opinion of Han Kun Law Offices, counsel to the International Underwriters as to the PRC law, dated the applicable Time of Delivery and in form and substance satisfactory to the Joint Representatives;

(i)

the Accountants shall each, at the date of this Agreement, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have furnished to the Joint Representatives a comfort letter or letters addressed to the Joint Representatives, as representatives of the International Underwriters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Joint Representatives, which letters shall cover, without limitation, the various financial disclosures contained in each of the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus;

(j)

Subsequent to the execution and delivery of this Agreement and prior to the applicable Time of Delivery, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, taken as a whole, the effect of which in an MAE and, in the reasonable judgment of the Joint Representatives, makes it impracticable to proceed with the offering, sale or delivery of the Offer Shares at the applicable Time of Delivery on the terms and in the manner contemplated by this Agreement;

(k)

the Hong Kong Underwriting Agreement shall have been executed by the parties thereto and shall have become unconditional and not have been terminated, voided or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially and concurrently with the closing contemplated hereunder;

(l)	Each party set forth in Exhibit D attached hereto shall have entered into a lock-up agreement in the form attached as Exhibit E hereto;

(m)

the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have furnished or caused to be furnished to the Joint Representatives a certificate of the Chief Executive Officer of the Company, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, satisfactory to the Joint Representatives and in the form set forth in Exhibit A hereto;

(n)

the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have furnished or caused to be furnished to the Joint Representatives a certificate of the Chief Financial Officer of the Company, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, satisfactory to the Joint Representatives and in the form set forth in Exhibit B hereto;

(o)

no Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall have been filed to which the Joint Representatives shall have reasonably objected in writing;

(p)

none of the directors of the Company has revoked or withdrawn the authority and confirmations in the power of attorney issued by him or her to the Company and the Joint Sponsors, and such authority and confirmations remain in full force and effect;

(q)

none of the Joint Sponsors, Accountants, or any legal adviser providing an opinion pursuant to this Section 6 has withdrawn its consent to the issue of each of the Registration Statement, the Disclosure Package and the Prospectus with the inclusion of its reports, letters, summaries of valuations and legal opinions (as the case may be) and references to its name included in the form and context in which it appears in the Registration Statement, the Disclosure Package or the Prospectus;

(r)	the Company shall have obtained approval from the SEHK granting the listing of, and permission to deal in, the Shares on the SEHK, and such approval shall not have been revoked or suspended;

(s)	The Lender shall have entered into the Stock Borrowing Agreement as of the date hereof, and the Borrower shall have received executed copies thereof;

(t)

subsequent to the respective dates of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, the Company shall not have purchased any of its issued share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital of any class.

7. Indemnity and Contribution.

(a)

The Company will indemnify and hold harmless each International Underwriter and their Affiliates, selling agents and each person, if any, who controls any such International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or the Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and (iii) against any and all expense whatsoever, as reasonably incurred (including the fees and disbursements of counsel chosen by the Joint Representatives), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the International Underwriter Information (as defined below).

(b)

Each International Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with any information relating to such International Underwriter furnished to the Company in writing by such International Underwriter through the Joint Representatives expressly for use therein, it being understood and agreed that the only such information of (i) the names of the International Underwriters on the bottom of the front and back cover pages of the Prospectus and in the table under the fourth paragraph of text under the caption “Underwriting” on page S-[53] of the Prospectus; (ii) the last paragraph under the caption “Underwriting” on page S-[66] of the Prospectus concerning the addresses of the Joint Representatives; (iii) the second, fifth and seventh paragraphs under the sub-caption “Stabilization” under the caption “Underwriting” on pages S-[64] and S-[65] of the Prospectus and (iv) the second and third paragraphs under the caption “Activities by Underwriters” on page S-[65] and S-[66]. (collectively, the “International Underwriter Information”).

(c)

Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Joint Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)

If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)

If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (A) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the International Underwriters, on the other hand, from the International Offering or (B) if the allocation provided by subclause (A) above is not permitted by applicable Laws, in such proportion as is appropriate to reflect not only the relative benefits referred to in subclause (A) above but also the relative fault of the Company on the one hand, and of the International Underwriters on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(f)

The relative benefits received by the Company, on the one hand, and by the International Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the total proceeds from the International Offering (net of the total commissions received by the International Underwriters pursuant to Section 1 hereof but before deducting expenses) received by the Company, on the one hand, and the total commissions received by the International Underwriters, on the other hand, pursuant to Section 1 hereof, bear to the aggregate Offer Price of the International Offer Shares. The relative fault of the Company, on the one hand, and of the International Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the International Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(g)

The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in Section 7(f). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no International Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such International Underwriter in connection with the Offer Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(g), each person, if any, who controls an International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each International Underwriter’s affiliates and selling agents shall have the same rights to contribution as such International Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The International Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations and not joint.

(h)	The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8. Increase in International Underwriters’ Commitments. Subject to Sections 5 and 9 hereof, if any International Underwriter shall default in its obligation to take up and pay for the International Offer Shares to be purchased by it hereunder (otherwise than for a failure of a condition precedent set forth in Section 5 hereof or a reason sufficient to justify the termination of this Agreement under subsection (c) of Section 9 hereof) and if the total number of International Offer Shares which such defaulting International Underwriter or International Underwriters shall have agreed but failed to take up and pay for does not exceed 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, the non-defaulting International Underwriters (including International Underwriters substituted pursuant to the next following paragraph) shall take up and pay for (in addition to the aggregate number of International Offer Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting International Underwriters, as hereinafter provided. Such International Offer Shares shall be taken up and paid for by such non-defaulting International Underwriters in such amount or amounts as the Joint Representatives may designate with the consent of each non-defaulting International Underwriter so designated or, in the event no such designation is made, such International Offer Shares shall be taken up and paid for by all non-defaulting International Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting International Underwriters in Schedule I hereto.

The Company may, in its sole and absolute discretion, select a party or parties as a new International Underwriter or International Underwriters in substitution for a defaulting International Underwriter or International Underwriters.

Without relieving any defaulting International Underwriter from its obligations hereunder, the Company agrees with the non-defaulting International Underwriters that it will not sell any International Offer Shares hereunder unless all of the International Offer Shares are purchased by the International Underwriters (including International Underwriters substituted pursuant to the foregoing paragraph).

If a substitution of a new International Underwriter or International Underwriters is made in the manner set forth above, the Company or the International Underwriters shall have the right to postpone the First Time of Delivery for a period not exceeding seven business days in order that any changes that the Joint Representatives consider necessary to be made to the Disclosure Package and the Final Prospectus and other documents and arrangements may be effected, and the Company agrees to make promptly any such changes.

The term “International Underwriter” as used in this Agreement shall refer to and include any International Underwriter substituted under this Section 8 with like effect as if such substituted International Underwriter had originally been named as Underwriters hereto.

If the aggregate number of International Offer Shares which the defaulting International Underwriter or International Underwriters agreed to purchase exceeds 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, and if neither the non-defaulting International Underwriters nor the Company shall make arrangements within the period of seven business days stated above for the purchase of all the International Offer Shares which the defaulting International Underwriter or International Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any obligation or liability on the part of the Company hereunder (except as provided in Section 7 hereof) and without any obligation or liability on the part of any non-defaulting International Underwriter to the Company (except as provided in Section 7 hereof) or to any other International Underwriter hereunder. Nothing in this Section 8, and no action taken hereunder, shall relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

9. Effective Date of this Agreement; Termination.

(a)	This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)

If any of the conditions specified in Section 6 shall not have been fulfilled when and as required herein, this Agreement may be terminated by the Joint Representatives by written notice to the Company at, or at any time prior to, 8:00 a.m. on the date of the First Time of Delivery or any other Time of Delivery, as applicable, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except for the Sections 7, 12, 13 and 14 that shall survive any such termination and remain in full force and effect.

(c)

The Joint Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the First Time of Delivery, if (i) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the reasonable judgment of the Joint Representatives, is material and adverse and which, singly or together with any other event specified in this Section 9(c), makes it, in the reasonable judgment of the Joint Representatives, impracticable to proceed with the offer, sale or delivery of the International Offer Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus; (ii) trading in any securities of the Company has been suspended or materially limited by the Commission, the Nasdaq Global Select Market (“Nasdaq”) or the SEHK; (iii) a suspension or material limitation in trading in securities generally on the Nasdaq, the New York Stock Exchange or the SEHK has occurred; (iv) there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States, Hong Kong, the PRC or the Cayman Islands; or (v) a general moratorium on commercial banking activities in New York, Hong Kong, the PRC, or the Cayman Islands has been declared by the relevant authorities.

(d)

If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 7, 12, 13 and 14 shall survive such termination and remain in full force and effect.

10. Survival. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of the delivery and payment of the International Offer Shares.

11. Notices.

(a)

In all dealings hereunder, the Joint Representatives shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Joint Representatives.

(b)	Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing, and

(i)	if to the International Underwriters, shall be delivered or sent by mail, e-mail telex or facsimile transmission to the International Underwriters at:

Merrill Lynch (Asia Pacific) Limited
Address:	55/F Cheung Kong Center 2 Queen’s Road Central Central Hong Kong
Fax:	+852 3009 0864
Email:	dg.project_sunshine_2020@bofa.com
Attention:	David Cheng

UBS AG Hong Kong Branch
Address:	52/F, Two International Finance Center, 8 Finance Street Central Hong Kong
Email:	ol-gb+-sunshine@ubs.com
Attention:	Stanley Huo

CLSA Limited
Address:	18/F, One Pacific Place 88 Queensway Hong Kong
Email:	ProjectSunshine2020@clsa.com
Attention:	ECM team

(ii)	if to the Company, shall be delivered or sent by mail, e-mail telex or facsimile transmission to the Company at

20th Floor, Building A, No. 18 Kechuang 11 Street

Yizhuang Economic and Technological Development Zone

Daxing District, Beijing 101111

The People’s Republic of China

Attention: Ruiyu Li

Telephone: (86) 10 8911-8888

E-mail: ir@jd.com

12. Submission to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties, irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company appoints Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

13. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14. Waiver of Jury Trial. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the International Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15. Time of the Essence. Time shall be of the essence of this Agreement. Except as otherwise set forth herein, specified times of day refer to New York City time.

16. No Fiduciary Relationship. The Company acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the International Offer Shares; the Joint Global Coordinators, in their role as such, are acting solely as the Joint Global Coordinators of the Global Offering; the Joint Bookrunners, in their role as such, are acting solely as the Joint Bookrunners of the Global Offering; and the Joint Lead Managers, in their role as such, are acting solely as the Joint Lead Managers of the Global Offering; the Joint Sponsors, in their role as such, are acting solely as sponsors in connection with the listing of the Shares on the SEHK.

The Company further acknowledges that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors are acting pursuant to a contractual relationship with the Company entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, act or be responsible as a fiduciary or adviser to the Company, its respective directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the purchase and sale of the Company’s securities or the listing of the Shares on the SEHK, either before or after the date hereof.

The International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors hereby expressly disclaim any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions, and the Company confirms its understanding and agreement to that effect. The Company, on the one hand, and the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company.

The Company, on the one hand, and the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, on the other hand, agree that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting as principal and not as agent, fiduciary or the adviser of the Company, and none of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors has assumed, and will assume, any fiduciary or advisory or similar responsibility in favor of the Company with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (irrespective of whether any of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors has advised or is currently advising the Company on other matters).

The Company further acknowledges and agrees that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors are not advising the Company, its directors, management or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisers concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their respective directors, officers and Affiliates shall have any responsibility or liability to the Company with respect thereto. Any review by the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and shall not be on behalf of the Company.

17. Taxes. All payments to be made by the Company under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future Taxes. If any Taxes are required by the applicable Laws to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed herein is received by the Joint Representatives, the Joint Sponsors, Joint Global Coordinators, the Joint Bookrunners or the Joint Lead Managers, the International Underwriters or the Hong Kong Underwriters, as applicable. If a Joint Representative, Joint Sponsor, Joint Global Coordinator, Joint Bookrunner or Joint Lead Manager, International Underwriter or Hong Kong Underwriter (each a “Taxable Person”) is required by any PRC Governmental Entity to pay any PRC Taxes as a result of or in relation to this Agreement or the Global Offering, the Company will pay an additional amount to such Taxable Person so that the full amount of such payments as agreed herein to be paid to such Taxable Person is received by such Taxable Person and will further, if reasonably requested by such Taxable Person, use commercially reasonable efforts to assist such Taxable Person in discharging its obligations in respect of such Taxation, including by making filings and submissions on such basis and such terms as such Taxable Person may reasonably request, promptly making available to such Taxable Person notices received from such Governmental Entity, and, subject to the receipt of funds from such Taxable Person, by making payment of such funds on behalf of such Taxable Person to such Governmental Entity in settlement of such Taxes. However, no additional amount(s) will be payable pursuant to this paragraph for or on account of (i) any income taxes of or other Taxes imposed on a Taxable Person as a result of such Taxable Person having a connection with the relevant taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated hereunder or (ii) any Taxes to the extent imposed as a result of the failure of a Taxable Person to timely provide information or certification reasonably requested by the Company that such Taxable Person could have legally provided with reasonable efforts and would have reduced or eliminated such Taxes, or otherwise comply with the applicable Laws relating to Taxation. In the event the Company must pay Taxes to a relevant taxing Governmental Entity, the Company shall forward to such Taxable Person an official receipt or a copy of the official receipt issued by such Governmental Entity or other document evidencing such payment.

18. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

20. Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that any International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any International Underwriter that is a Covered Entity or a BHC Act Affiliate of such International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used herein,

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21. Parties at Interest Successors and Assigns. This Agreement herein set forth has been and is made solely for the benefit of the Joint Global Coordinators, the Joint Representatives, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers, the International Underwriters, and the Company and, to the extent provided in Section 7 hereof, the controlling persons, partners, directors, officers, members, employees, associates, agents and Affiliates referred to in such section of, and each person who controls any Joint Global Coordinator, Joint Sponsor, Joint Representative, Joint Bookrunner, Joint Lead Manager or International Underwriter or the Company, and their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters) shall acquire or have any right under or by virtue of this Agreement. No subsequent purchaser of Offer Shares from any International Underwriter shall be deemed to be a successor by reason merely of such purchase. No party hereto shall assign or transfer all or any part of any benefit of, or interest or right in, this Agreement, or any benefit, interest, right or obligation arising under this Agreement without the consent of the other parties hereto, provided that the Joint Global Coordinators, the Joint Representatives, the Joint Sponsors, the Joint Bookrunners and the Joint Lead Managers and International Underwriters may at any time assign to any of their respective Affiliates, any person who has the benefit of the indemnities in Section 7 and any of their respective successor entities the benefits of and interests and rights in or arising under this Agreement. Obligations under this Agreement shall not be assignable.

22. Entire Agreement. This Agreement, and in the case of the Joint Sponsors, also together with the respective engagement letters between the Company and the Joint Sponsors only in their respective capacity as a Joint Sponsor, constitutes the entire agreement among the Company, the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters relating to the underwriting of the International Offering and supersedes and extinguishes (other than the engagement letters between the Company and the Joint Sponsors) any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement at any time prior to the execution of this Agreement (the “Pre-contractual Statements”). Each party hereto acknowledges that in entering into this Agreement on the terms set out in this Agreement, it is not relying upon any Pre-contractual Statement which is not expressly set out herein or the documents referred to herein. No party shall have any right of action (except in the case of fraud) against any other party to this Agreement arising out of or in connection with any Pre-contractual Statement except to the extent that such Pre-contractual Statement is incorporated into this Agreement or the documents referred to herein.

If the foregoing correctly sets forth the understanding between the Company and the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement between the Company and the Joint Global Coordinators, the Joint Sponsors, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, severally (and not jointly or jointly and severally).

[Signature pages to follow]

Very truly yours,
For and on behalf of
JD.com, Inc.

By:
Name:
Title:

Accepted and agreed to as of the date first above written

MERRILL LYNCH (ASIA PACIFIC) LIMITED

(on its own behalf and on behalf of each of the Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and International Underwriters)

By:
Name:
Title:

Accepted and agreed to as of the date first above written

For and on behalf of

UBS AG HONG KONG BRANCH

(on its own behalf and on behalf of each of the Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and International Underwriters)

By:
Name:
Title:

By:
Name:
Title:

Accepted and agreed to as of the date first above written

For and on behalf of

CLSA LIMITED

(on its own behalf and on behalf of each of the Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and International Underwriters)

By:
Name:
Title:

For and on behalf of

Merrill Lynch Far East Limited

Name:	CHENG, David Kin Lung
Title:	Managing Director

For and on behalf of

UBS Securities Hong Kong Limited

Name:	Patrick Tsang
Title:	Managing Director

Name:	Stanley Huo
Title:	Executive Director

Name:	Andrew An
Title:	Executive Director

For and on behalf of

CLSA Capital Markets Limited

Name:	Dickson Chan
Title:	Managing Director

SCHEDULE I-A

COMMITMENT OF INTERNATIONAL UNDERWRITERS

International Underwriter	Number of Firm Shares	Percentage of Firm Shares
Merrill Lynch (Asia Pacific) Limited	[•]	[•]
UBS AG Hong Kong Branch	[•]	[•]
CLSA Limited	[•]	[•]
ABCI Securities Company Limited	[•]	[•]
BOCI Asia Limited	[•]	[•]
BOCOM International Securities Limited	[•]	[•]
CCB International Capital Limited	[•]	[•]
China Renaissance Securities (Hong Kong) Limited	[•]	[•]
CMB International Capital Limited	[•]	[•]
Guotai Junan Securities (Hong Kong) Limited	[•]	[•]
Haitong International Securities Company Limited	[•]	[•]
Huatai Financial Holdings (Hong Kong) Limited	[•]	[•]
ICBC International Securities Limited	[•]	[•]
Jefferies Hong Kong Limited	[•]	[•]
Mizuho Securities Asia Limited	[•]	[•]
Nomura International (Hong Kong) Limited	[•]	[•]

Total	[•]	100.0%

SCHEDULE I-B

THE UNDERWRITERS AND TOTAL UNDERWRITING COMMITMENT IN GLOBAL OFFERING

Underwriter	Number of Shares	Percentage of Shares
Merrill Lynch (Asia Pacific) Limited	[•]	[•]
UBS AG Hong Kong Branch	[•]	[•]
CLSA Limited	[•]	[•]
ABCI Securities Company Limited	[•]	[•]
BOCI Asia Limited	[•]	[•]
BOCOM International Securities Limited	[•]	[•]
CCB International Capital Limited	[•]	[•]
China Renaissance Securities (Hong Kong) Limited	[•]	[•]
CMB International Capital Limited	[•]	[•]
Guotai Junan Securities (Hong Kong) Limited	[•]	[•]
Haitong International Securities Company Limited	[•]	[•]
Huatai Financial Holdings (Hong Kong) Limited	[•]	[•]
ICBC International Securities Limited	[•]	[•]
Jefferies Hong Kong Limited	[•]	[•]
Mizuho Securities Asia Limited	[•]	[•]
Nomura International (Hong Kong) Limited	[•]	[•]

Total	[•]	100.0%

SCHEDULE II

ISSUER FREE WRITING PROSPECTUS (INCLUDED IN THE DISCLOSURE PACKAGE)

N/A

OTHER INFORMATION INCLUDED IN THE DISCLOSURE PACKAGE

The International Offering Price is HK$[•].

SCHEDULE III

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to each of the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Sponsors, the Joint Lead Managers and the International Underwriters as follows:

1.	Registration Statement and Prospectus

The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, as amended, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, the Prospectus will conform in all material respects with the Securities Act, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the International Underwriter Information.

2.	Preliminary Prospectus

No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the International Underwriter Information.

3.	Disclosure Package

The Disclosure Package, at the Time of Sale did not, and at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the International Underwriter Information.

4.	Issuer Free Writing Prospectus

The Company (including its agents and representatives, other than the International Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offer Shares other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule II hereto as constituting part of the Disclosure Package and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Joint Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby), when taken together with (A) the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus and (B) any subsequent Issuer Free Writing Prospectus (dated on or before the Time of Sale or the First Time of Delivery, as appropriate) amending, supplementing or updating such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with the International Underwriter Information.

5.	Incorporated Documents

The documents incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus, when they were filed with or furnished to the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, when such documents become effective or are filed or furnished with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.	No Material Adverse Change

Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, (i) there has been no Material Adverse Effect, (ii) there have been no transactions entered into by the Company or any of the Group Entities, other than those in the ordinary course of business, which are material and adverse with respect to the Company and the Group Entities considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Group Entities has: (A) entered into or assumed any contract, (B) acquired or disposed of or agreed to acquire or dispose of any business or any other asset, or (C) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in the case of any of clauses (A) through (C) above, be material and adverse to the Company and the Group Entities, taken as a whole, and that are not otherwise described in each of the Registration Statement, the Disclosure Package and the Prospectus.

7.	Title to Property

The Company and the Group Entities have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (i) are described in the Registration Statement, the Disclosure Package and the Prospectus or (ii) would not, singly or in the aggregate, result in a Material Adverse Effect; and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the leases and subleases material to the business of the Company and the Group Entities, considered as one enterprise, and under which the Company or any of the Group Entities holds properties described in the Registration Statement, the Disclosure Package or the Prospectus, are in full force and effect except for those which would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of the Group Entities has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Group Entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or the Group Entities to the continued possession of the leased or subleased premises under any such lease or sublease, except for those which would not, singly or in the aggregate, result in a Material Adverse Effect.

8.	Organization and Good Standing

8.1

Each of the Company and the Group Entities has been duly organized and is validly existing in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing (to the extent such concept is applicable) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

8.2

The Company has been duly registered as a non-Hong Kong company under Part 16 of the Companies Ordinance. Save for the requirements that have been or will be waived by the Government Authorities, the memorandum of association, articles of association and other constitutive documents and the business registration certificate of the Company comply with the applicable Laws of Hong Kong (including, without limitation, the Listing Rules) and the requirements of the Laws of the Cayman Islands and are in full force and effect.

9.	Validity of Variable Interest Entity Agreements

9.1

Each of Beijing Jingdong Century Trade Co., Ltd. (“Jingdong Century”) and Xi’an Jingxundi Supply Chain Technology Co., Ltd. (“Jingxundi”), Beijing Jingdong 360 Degree E-Commerce Co., Ltd., Jiangsu Yuanzhou E-Commerce Co., Ltd., Xi’an Jingdong Xincheng Information Technology Co., Ltd. and Jiangsu Jingdong Bangneng Investment Management Co. Ltd. has the legal right, power and authority (corporate and other) to enter into and perform its obligations under each of the agreements and transactions in connection with the variable interest entity arrangements as described in the Registration Statement, the Disclosure Package and the Prospectus (collectively, the “Service Agreements”) to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the Service Agreements to which it is a party; and each of the Service Agreements to which it is a party constitutes a valid and legally binding obligation of such entity, as the case may be, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

9.2

Each of the Service Agreements is in proper legal form under PRC law for the enforcement thereof against each of the Consolidated Affiliated Entities, as the case may be, in the PRC without further action by any of such entities; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the Service Agreements as set forth in the Registration Statement, the Disclosure Package and the Prospectus, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC, except that, in accordance with PRC law requirements as of the date of this Agreement, (i) the exercise of the purchase options under each of the exclusive purchase option agreements of the Service Agreements shall be approved by and/or registered with the relevant PRC governmental authorities; and (ii) the equity pledge under each of the equity pledge agreements of the Service Agreements shall be registered with the relevant PRC governmental authorities to effect the pledge thereunder; nor is it necessary that any stamp or similar tax be paid on or in respect of any of the Service Agreements. The equity pledge under each of the equity pledge agreements of the Service Agreements has been duly registered with the relevant PRC governmental authorities.

10.	Non-Contravention of Variable Interest Entity Agreements

The execution and delivery by each of Jingdong Century or Jingxundi, Beijing Jingdong 360 Degree E-Commerce Co., Ltd., Jiangsu Yuanzhou E-Commerce Co., Ltd., Xi’an Jingdong Xincheng Information Technology Co., Ltd. and Jiangsu Jingdong Bangneng Investment Management Co. Ltd of, and the performance by such entity of its obligations under, each of the Service Agreements to which it is a party and the consummation by such entity of the transactions contemplated therein (the “Service Activities”) did not, do not and will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such entity is a party or by which such entity is bound or to which any of the properties or assets of such entity is bound or to which any of the properties or assets of such entity is subject, except where such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect; (ii) result in any violation of the provisions of the articles of association or business license of such entity; or (iii) result in any violation of any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC that are in effect as of the date hereof, including, but not limited to, the rules and regulations promulgated by the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC, except where such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all the material Governmental Licenses (as defined below) required in connection with the Service Activities have been made or have been obtained unconditionally in writing, and no such Governmental License has been withdrawn or is subject to any condition precedent which has not been fulfilled, performed or waived.

11.	Absence of Violations, Defaults and Conflicts

Neither the Company nor any of the Group Entities is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Group Entities is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of the Group Entities is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ, decree, guideline or notice of any Governmental Entity, except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

12.	Possession of Licenses and Permits

Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each of the Company and the Group Entities possesses such permits, licenses, franchises, concessions, orders, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to own, lease, license and use its properties and assets and conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus and has made all necessary declarations and filings with all Governmental Entities, except where the failure so to possess, declare or file would not, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the Group Entities are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of the Group Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

13.	Capitalization

The share capital of the Company is set forth in the Registration Statement, the Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Disclosure Package and the Prospectus). The outstanding share capital of the Company has been duly authorized, validly issued, is fully paid and non-assessable. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) all of the issued and outstanding share capital of each of the Group Entities incorporated or organized outside of the PRC has been duly authorized and validly issued, is fully paid and non-assessable, and the registered capital of each of the Group Entities established in the PRC has been fully paid in accordance with the payment schedule stipulated in their respective articles of association or similar organizational documents; (ii) all of the issued and outstanding share capital of each of the Group Entities (other than Jingxundi, Beijing Jinghong Logistics Co., Ltd., Xi’an Jingdong Xincheng Information Technology Co., Ltd., Xi’an Jingdong Xuncheng Logistics Co., Ltd., Beijing Jingbangda Trade Co., Ltd. and Jingdong E-Commerce (Express) Hong Kong Co., Ltd.) is owned by the Company, directly or indirectly through subsidiaries and (iii) the issued and outstanding share capital of each of the Group Entities (other than Beijing Jingdong 360 Degree E-commerce Co., Ltd., Xi’an Jingdong Xincheng Information Technology Co., Ltd., Jiangsu Yuanzhou E-Commerce Co., Ltd., Jiangsu Jingdong Bangneng Investment Management Co., Ltd. and Beijing Jingbangda Trade Co., Ltd.), to the extent owned by the Company directly or indirectly through subsidiaries, are free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

14.	No Registration Rights

There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the Securities Act, other than those rights that have been disclosed in the Registration Statement, the Disclosure Package and the Prospectus and those rights that have been waived.

15.	Due Authorization

The Company has full right, power and authority to execute and deliver this Agreement and the Hong Kong Underwriting Agreement (collectively, the “Transaction Documents”) and to perform its obligations under the Transaction Documents; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated under the Transaction Documents has been duly and validly taken.

16.	Offer Shares

The Offer Shares and all other issued and outstanding share capital of the Company have been duly authorized; the authorized equity capitalization of the Company conforms as to legal matters in all material respects to the description thereof set forth in the Registration Statement and the Disclosure Package; all outstanding ordinary shares of the Company are, and, when the Offer Shares sold by the Company have been delivered and paid for in accordance with this Agreement or the Hong Kong Underwriting Agreement, as applicable, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, such Offer Shares will be validly issued, fully paid and nonassessable, and conform in all material respects to the description of such Offer Shares contained in the Disclosure Package; except as disclosed in the Registration Statement and the Disclosure Package, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any ordinary shares or other equity interest in the Company or any of the Group Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any ordinary shares of the Company or any such Group Entity, any such convertible or exchangeable securities or any such rights, warrants or options.

17.	Related Party Transactions

Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, or otherwise agreed upon by the Joint Sponsors, (A) there is no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of the Group Entities on the one hand and any director or executive officer of the Company or any of the Group Entities or the affiliates or members of the immediate families of such director or executive officer (including his/her spouse, children, or any company or undertaking in which he/she holds a controlling interest) on the other hand; (B) there are no material relationships or transactions between the Company or any of the Group Entities, on the one hand, and their respective affiliates, executive officers, directors or 10% or greater shareholders, on the other hand, which, although required to be disclosed, are not disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and (C) none of the Company or any of the Group Entities is engaged in any material transactions with its directors, executive officers, 10% or greater shareholders, or any other affiliate, including any person who formerly was a director, an executive officer and/or a 10% or more shareholder, on terms that are not available from unrelated third parties on an arm’s length basis.

18.	No Conflict

The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Offer Shares and compliance by the Company with the terms thereof and the consummation of the transactions contemplated under the Transaction Documents do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of the Group Entities pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Group Entities.

19.	Blue Sky Qualification.

The Company will use its best efforts, in cooperation with the International Underwriters, to qualify the Offer Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Joint Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Offer Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

20.	No Approval Required

No consent, approval, authorization, order, registration or qualification of or with any court, arbitrator, governmental or regulatory authority or any stock exchange authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Offer Shares and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Offer Shares under the Securities Act, the listing of the Offer Shares on the SEHK and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Offer Shares by the International Underwriters.

21.	Absence of Proceedings

There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Group Entities, which would result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents or the performance by the Company of its obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of the Group Entities is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

22.	Operating and Financial Review and Prospect

The sections entitled “Operating and Financial Review and Prospect” and “Certain Financial Data” (collectively, the “MD&A”) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus truly, accurately and completely in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with the Company’s legal counsel and independent public accountants with regard to such disclosure. The MD&A accurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity, financial condition or results of operations of the Company, and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or the Group Entities, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or the Group Entities, or the availability thereof or the requirements of the Company or the Group Entities for capital resources.

23.	Insurance

The Company and the Group Entities maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Group Entities and their respective businesses; and all such insurance is in full force. The Company has no reason to believe that it or any Group Entities will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. There is no material insurance claim made by or against the Company or any of the Group Entities, pending, outstanding, or, to the best of the Company’s knowledge, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim.

24.	Investment Company Act

The Company is not, and after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus will not be, required to register as an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

25.	FPI

The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

26.	No Other Offerings

Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than shares issued pursuant to the Company’s existing share incentive plan or other employee benefit or compensation plans.

27.	Market Conduct

27.1

Neither the Company nor any of its Affiliates, has taken or will take, directly or indirectly, any action designed to or that constituted or which could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offer Shares other than as permitted in accordance with Regulation M under the Exchange Act.

27.2

Neither the Company, any of the Group Entities, nor, to the Company’s best knowledge, any of their respective directors, officers and its affiliates, acting on its behalf (A) has taken, directly or indirectly, any action which is designed or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offer Shares or to result in violation of applicable Laws (including but not limited to the Securities and Futures (Price Stabilizing) Rules), or (B) has taken or will take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) has taken or has omitted to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbour provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

28.	No Finder’s Fee

There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any International Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Offer Shares.

29.	Statistical and Market-related Data

Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

30.	Citizenship

Each of Mr. Richard Qiangdong Liu, Ms. Yayun Li and Ms. Pang Zhang is a citizen of the PRC, and no application is pending in any other jurisdiction by him or her or on his or her behalf for naturalization or citizenship.

31.	Company is a Well-Known Seasoned Issuer

The Company was and is a “well known seasoned issuer” as defined in Rule 405 under the Securities Act at the times specified in the Securities Act in connection with the offering of the Offer Shares.

32.	Company is not an Ineligible Issuer

The Company was not and is not an Ineligible Issuer as defined in Rule 405 under the Securities Act at the times specified in the Securities Act in connection with the offering of the Offer Shares, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

33.	Intellectual Property

In each case, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (i) each of the Company and the Group Entities owns, possesses, licenses or has other rights to use or can acquire on reasonable terms the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the Disclosure Package and the Prospectus (collectively, the “Intellectual Property”); (ii) none of the material Intellectual Property is unenforceable or invalid; (iii) neither the Company nor any of the Group Entities has received any notice alleging infringement, violation or conflict of or with (and neither the Company nor any of the Group Entities knows of any basis for alleging infringement, violation or conflict of or with) rights of others with respect to the Intellectual Property that would reasonably be expected to have a Material Adverse Effect; (iv) there are no pending or, to the best of the Company’s knowledge, threatened actions, suits, proceedings or claims by others that allege the Company or any of the Group Entities is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right that would reasonably be expected to have a Material Adverse Effect; (v) neither the Company nor any of the Group Entities is in breach of, and the Company and the Group Entities have complied in all respects with all terms of, any license or other agreement relating to the Intellectual Property, except such breach or non-compliance that would not reasonably be expected to have a Material Adverse Effect; (vi) neither the Company nor any of the Group Entities is subject to any non-competition or other similar restrictions or arrangements relating to any business or service anywhere in the world that would have a Material Adverse Effect; (vii) each of the Company and the Group Entities has taken all necessary and appropriate steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”); and (viii) (A) all use or disclosure of Confidential Information owned by the Company or the Group Entities by or to a third party has been pursuant to a written agreement between the Company, the Group Entities and such third party, and (B) all use or disclosure of Confidential Information not owned by the Company or the Group Entities has been pursuant to the terms of a written agreement between the Company, the Group Entities, and the owner of such Confidential Information, or is otherwise lawful, except that in either case of subclause (A) or (B) the failure to do so would not reasonably be expected to have a Material Adverse Effect.

34.	Anti-Corruption, Anti-Money Laundering and Sanctions Compliance

34.1

None of the Company, any of the Group Entities or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate acting on behalf of the Company or any of the Group Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its controlled Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

34.2

The operations of the Company and the Group Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of the Group Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

34.3

None of the Company, any of the Group Entities or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or representative of the Company or any of the Group Entities is an individual or entity currently the subject or target of any Sanctions Laws and Regulations, nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions Laws and Regulations, (including, without limitation, Cuba, Iran, North Korea, Syria, and Crimea). None of the Company and the Group Entities will directly or indirectly use the proceeds of the sale of the Offer Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other person, to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions Laws and Regulations or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, adviser, investor or otherwise) of Sanctions Laws and Regulations.

35.	Environmental Laws

Except as described in the Registration Statement, the Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Group Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (B) the Company and the Group Entities have all Governmental Licenses required under any applicable Environmental Laws and are each in compliance with their requirements; (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Group Entities; and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of the Group Entities relating to Hazardous Materials or any Environmental Laws.

36.	SAFE Registrations

Each of the Company and the Group Entities that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, with any applicable rules and regulations of the relevant PRC government agencies in all material respects (including but not limited to the Ministry of Commerce, the NDRC and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

37.	Independent Accountant

The Accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are independent public accountants as required by the Securities Act and the Public Company Accounting Oversight Board.

38.	Accounting Controls

The Company and each of the Group Entities maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act, which are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“US GAAP”) and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

39.	Disclosure Controls and Procedures

39.1

The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company or any of the Group Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

39.2

The Company has established, maintained and evaluated, or by the Listing Date shall have established, effective disclosure and corporate governance controls and procedures to ensure that the Company and its board of directors comply in a timely manner with the applicable requirements of the Listing Rules, the Securities and Futures Ordinance, the Companies Ordinance of Hong Kong, the Hong Kong Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) and any other applicable Law relating to disclosure of information and reporting obligations.

40.	Experts

To the knowledge of the Company, each of the Internal Control Consultant, the Accountants and the Company’s legal advisers is independent of the Company (as determined by reference to Rule 3A.07 of the Listing Rules) and is able to form and report on its views free from any conflict of interest and has not withdrawn its consent to including its report, opinions, letters or certificates (where applicable and as the case may be) in the Hong Kong Prospectus.

41.	Absence of Labor Disputes

No labor dispute with the employees of the Company or any of the Group Entities exists or, to the knowledge of the Company, is imminent, which would result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Group Entities has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Group Entities, or to any other person.

42.	eXtensible Business Reporting Language

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

43.	Sarbanes-Oxley Act

There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

44.	Accounts and other Financial Information

The financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and the Group Entities at the dates indicated and the consolidated results of operations and changes in the consolidated financial position of the Company and the Group Entities for the periods specified; and said financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with US GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Neither the Company, nor any of the Group Entities has any material liabilities or obligations, direct or contingent (including, without limitation, any off-balance sheet obligations), not described in each of the Registration Statement, the Disclosure Package and the Prospectus. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

45.	Cybersecurity and Data Protection

The Company and the Group Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Group Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and the Group Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data in all material respects (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that would not reasonably be expected to have a Material Adverse Effect or that have been remedied without material cost or liability or the duty to notify any other person. The Company and the Group Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

46.	Payment of Taxes

The Company and the Group Entities have paid all material taxes required to be paid through the date hereof, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, and all returns, reports or filings which ought to have been made by or in respect of the Company and the Group Entities for taxation purposes as required by the law of the jurisdictions where the Company and the Group Entities are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all respects, except where failure to make or correctly and properly file any such return, report or filing would not reasonably be expected to have a Material Adverse Effect; no such returns, reports or filings are the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided; the provisions made in the audited consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or would reasonably be expected thereafter to become liable; and neither the Company nor any of the Group Entities has received notice of any material tax deficiency with respect to the Company or any of the Group Entities.

47.	Dividends

None of the Group Entities is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Group Entity’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Group Entity from the Company or from transferring any of such Group Entity’s properties or assets to the Company or any other Group Entities, except for the restrictions set forth in the Service Agreements in relation to the applicable variable interest entities of the Company.

48.	Validity of Choice of Law

Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions set forth in Section 13 hereof and enforce judgments of U.S. courts obtained against the Company to enforce the Transaction Documents, subject to the principles and conditions described under the section titled “Enforceability of Civil Liabilities” in the Registration Statement, the Disclosure Package and the Prospectus; under the laws of the PRC and Hong Kong, the choice of law provisions set forth in Section 13 hereof will be recognized by the courts of the PRC and Hong Kong and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC and Hong Kong courts subject to the discretion of the relevant courts and public policies and other principles to be considered by such courts and the other conditions described under the section titled “Enforceability of Civil Liabilities” in the Registration Statement, the Disclosure Package and the Prospectus.

49.	No Other Arrangements relating to the Sale of Offer Shares

The Company has not entered into any contractual arrangement relating to the offer, sale, distribution or delivery of the Offer Shares other than this Agreement and Hong Kong Underwriting Agreement.

SCHEDULE IV

Group Entities

Entity Name	Place of Incorporation
Beijing Jingdong Century Trade Co., Ltd.	PRC

Guangzhou Jingdong Trade Co., Ltd.	PRC

Shanghai Yuanmai Trade Co., Ltd.	PRC

Jiangsu Jingdong Information Technology Co., Ltd.	PRC

Beijing Jingdong Century Information Technology Co., Ltd.	PRC

Shanghai Shengdayuan Information Technology Co., Ltd.	PRC

Beijing Jingdong Shangke Information Technology Co., Ltd.	PRC

Chongqing Jingdong Haijia E-commerce Co., Ltd.	PRC

Suqian Hanbang Investment Management Co., Ltd.	PRC

Xi’an Jingxundi Supply Chain Technology Co., Ltd.	PRC

Xi’an Jingdong Xuncheng Logistics Co., Ltd.	PRC

Beijing Jinghong Logistics Co., Ltd.	PRC

Beijing Wodong Tianjun Information Technology Co., Ltd.	PRC

Guangxi Jingdong Xinjie E-commerce Co., Ltd.	PRC

Beijing Jingdong 360 Degree E-commerce Co., Ltd.	PRC

Jiangsu Yuanzhou E-commerce Co., Ltd.	PRC

Beijing Jingbangda Trade Co., Ltd.	PRC

Jiangsu Jingdong Bangneng Investment Management Co., Ltd.	PRC

Xi’an Jingdong Xincheng Information Technology Co., Ltd.	PRC

Jingdong E-Commerce (Express) Hong Kong Co., Ltd.	Hong Kong

Jingdong E-Commerce (Trade) Hong Kong Co., Ltd.	Hong Kong

JD.com International Limited	Hong Kong

EXHIBIT A

OFFICER’S CERTIFICATE OF THE COMPANY

I, Richard Qiangdong Liu, Chief Executive Officer of JD.com, Inc., an exempted company limited by shares under the laws of the Cayman Islands (the “Company”), pursuant to Section 6(m) of the international underwriting agreement, dated June 11, 2020 (the “International Underwriting Agreement”), among the Company, and the several International Underwriters named therein and pursuant to Clause 2.1.1 of the Hong Kong underwriting agreement, dated June 5, 2020 (the “Hong Kong Underwriting Agreement”), among the Company and the several Hong Kong Underwriters named therein, hereby certify that:

1.

The representations and warranties of the Company in the International Underwriting Agreement and the Hong Kong Underwriting Agreement are true and accurate and not misleading as of the date hereof as though made on and as of this date.

2.

The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the International Underwriting Agreement and the Hong Kong Underwriting Agreement at or prior to the date thereof.

3.

Since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any Material Adverse Effect, other than as set forth or contemplated in each of the Registration Statement, the Disclosure Package and the Prospectus.

Capitalized terms used and are not otherwise defined herein shall have the meanings given to them in the International Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate.

Dated: June 11, 2020

By:

Name: Richard Qiangdong Liu
Title: Chairman of the Board of Directors and Chief Executive Officer

EXHIBIT B

OFFICERS’ CERTIFICATE OF THE COMPANY REGARDING FINANCIAL,

OPERATIONAL AND BUSINESS DATA

I, Sandy Ran Xu, Chief Financial Officer of JD.com, Inc., an exempted company limited by shares under the laws of the Cayman Islands (the “Company”), do hereby certify on behalf of the Company that:

1.

I am providing this certificate in connection with the global offering of an aggregate of 133,000,000 Shares of the Company (the “Global Offering”). In connection with the Global Offering, the Company has executed a Hong Kong Underwriting Agreement with, among others, the Joint Representatives, dated June 5, 2020, and an International Underwriting Agreement with, among others, the Joint Representatives of several International Underwriters named in Schedule I-A thereto, dated June 11, 2020 (together, the “Underwriting Agreements”).

2.	I am familiar with the accounting, operations, records systems and internal controls of the Company.

3.

I have participated in the preparation of the offering documents. In connection with such participation, I have reviewed the disclosure in the offering documents and have discussed such disclosure with other members of the senior management of the Company, the counsel to the Company, the Joint Sponsors, the counsel to the Joint Sponsors and the Accountants to the Company.

4.

In particular, I have reviewed the financial and operating data and other information that has been circled on the copies of the offering documents attached hereto as Appendix A (the “Company Information”).

5.

Where the Company Information is derived from the Company’s accounting records and internal controls, I confirm that the Company Information has been properly extracted from such records and is accurately reproduced in the offering documents.

6.

I confirm that all Company Information is true and accurate and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Capitalized terms used and are not otherwise defined herein shall have the meanings given to them in the International Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate.

Dated: June 11, 2020

By:

Name: Sandy Ran Xu
Title: Chief Financial Officer

Appendix A

EXHIBIT C

FORM OF OVER-ALLOTMENT OPTION EXERCISE NOTICE

To:	JD.com, Inc. (the “Company”)

[●], 2020

Dear Sirs,

Reference is made to the International underwriting agreement dated [●], 2020 (the “International Underwriting Agreement”) between, among others, the Company and the International Underwriters named therein in relation to the International Offering of the ordinary shares of the Company (the “Shares”).

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the International Underwriting Agreement.

On behalf of the International Underwriters, we hereby give you notice of the exercise by the International Underwriters of their right, pursuant to Section [1(b)] of the International Underwriting Agreement, to elect to purchase a further [●] Option Shares. We hereby request that delivery of the Option Shares take place on or around [●] a.m. on [●], 2020.

This letter shall be governed by and construed in accordance with the Laws of the State of New York, the United States of America.

This letter may be executed in counterparts. Each counterpart shall constitute an original of this letter but shall together constitute a single document.

We should be grateful if you would confirm your acceptance of the above by countersigning below.

[Signatures to Follow]

Very truly yours,

For and on behalf of the International Underwriters

MERRILL LYNCH (ASIA PACIFIC) LIMITED

By:
Name:
Title:

UBS AG HONG KONG BRANCH

By:
Name:
Title:

CLSA LIMITED

By:
Name:
Title:

For good and valuable consideration, we hereby confirm our acceptance and acknowledgement of the terms set out herein

JD.com, Inc.

By:
Name:
Title:

EXHIBIT D

LIST OF LOCK-UP PARTIES

Richard Qiangdong Liu
Huang River Investment Limited
Walmart Inc.

EXHIBIT E

FORM OF LOCK-UP AGREEMENT

Lock-Up Agreement for Richard Qiangdong Liu

Lock-Up Agreement for Huang River Investment Limited

Lock-Up Agreement for Walmart Inc.